EX-99.B(a)gsartsup

                           ARTICLES OF AMENDMENT
                                    TO
                         ARTICLES OF INCORPORATION
                                    OF
                  UNITED GOVERNMENT SECURITIES FUND, INC.

      Pursuant to Sections 2-105, 2-605 and 2-607 of the Maryland General Corporation Law, United Government Securities Fund, Inc. (the "Corporation"), a Maryland corporation, having its principal office in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation, as previously supplemented and amended ("Articles of Incorporation"):

      FIRST: As amended, effective June 30, 2000, Article SECOND of the Corporation's Articles of Incorporation shall read as follows: "The name of the Corporation is Waddell & Reed Advisors Government Securities Fund, Inc., hereinafter called the 'Corporation'."

      SECOND: The amendment contained herein was approved by a majority of the Board of Directors of the Corporation and is limited to changes permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

      THIRD: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

      IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation this 15th day of June, 2000.
                                    United Government Securities Fund, Inc.
      (Corporate Seal)
                                    /s/ Kristen A. Richards______
                                    Kristen A. Richards, Vice President
   Attest:  /s/ Daniel C. Schulte____
      Daniel C. Schulte,
      Assistant Secretary

     The undersigned, Vice President of United Government Securities Fund, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                      By:  /s/ Kristen A. Richards_______
                                            Kristen A. Richards, Vice
President